CERTIFICATIONS

I, Henry Gabbay, certify that:

1.	I have reviewed this report on Form N-SAR of BlackRock
Florida Investment Quality Municipal Trust;
2.	Based on my knowledge, this report does not contain any
untrue statement of a material fact or omit to state a
material fact necessary to make the statements made, in
light of the circumstances under which such statements
were made, not misleading with respect to the period
covered by this report;
3.	Based on my knowledge, the financial information
included in this report, and the financial statements on
which the financial information is based, fairly present in
all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;
4.	The registrant's other certifying officers and I are
responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have;
a.	designed such disclosure controls and procedures
to ensure that material information relating to the
registrant, including its consolidated subsidiaries,
is made known to us by others within those
entities, particularly during the period in which
this report is being prepared;
b.	evaluated the effectiveness of the registrant's
disclosure controls and procedures as of a date
within 90 days prior to the filing date of this
report (the "Evaluation Date"); and
c.	presented in this report our conclusions about the
effectiveness of the disclosure controls and
procedures based on our evaluation as of the
Evaluation Date;
5.	The registrant's other certifying officers and I have
disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
a.	all significant deficiencies in the design or
operation of internal controls which could
adversely affect the registrant's ability to record,
process, summarize, and report financial data and
have identified for the registrant's auditors any
material weaknesses in internal controls; and
b.	any fraud, whether or not material, that involves
management or other employees who have a
significant role in the registrant's internal controls;
and
6.	The registrant's other certifying officers and I have
indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:_12/26/2002_______________

/s/ Henry Gabbay


Henry Gabbay
Treasurer and Principal
Financial
	Officer


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